Exhibit 10.1

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of July 22, 2015, and effective as of July 17, 2015 (the “Effective Date”), by and between Lakeland Industries, Inc., a Delaware corporation with its principal office at 3555 Veterans Memorial Highway, Suite C, Ronkonkoma, NY 11779 (the “Company”), and Gary Pokrassa, an individual with an address at ### ######## ######, #### #####, NY ##### (“Consultant”).

WHEREAS, the Consultant is currently employed by the Company as Chief Financial Officer;

WHEREAS, the Consultant has advised the Company of his desire to retire from all positions with the Company and its subsidiaries, effective as of July 17, 2015;

WHEREAS, the Company desires to retain the Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on the terms set forth more fully below;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Parties agree as follows:

1.            Term. Subject to the Consultant’s not revoking all or any portion of his acceptance of this Agreement or the General Release contained in Section 8 of this Agreement during the applicable revocation period described in Section 8 below, the consulting term under this Agreement shall commence on the Effective Date and, unless earlier terminated under Section 5 of this Agreement, shall end on July 17, 2016 (the “Consulting Term”). Pursuant to Section 7(a) of his employment agreement, dated October 13, 2014, with the Company (the “Employment Agreement”), Consultant hereby retires, and the Company hereby accepts Consultant’s retirement as Chief Financial Officer of the Company and from any other position he may have with the Company or any of its direct or indirect subsidiaries (other than as a consultant pursuant to this Agreement) effective as of the Effective Date. The Company hereby waives the 60 day notice requirement of such Section. The Consultant acknowledges and agrees that, except as otherwise expressly provided herein, the Consultant shall not be entitled to any payments or benefits from the Company as a result of such retirement, including, without limitation, any payments or benefits pursuant to the Employment Agreement, and the Consultant further acknowledges and agrees that the Employment Agreement shall terminate in its entirety as of the Effective Date and be of no further force and effect, except as otherwise expressly provided herein. The Consultant and Company agree that this Agreement shall not constitute a waiver of Consultant’s statutory right to continued coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”).

2.            Consulting Commitment. During the Consulting Term, the Consultant shall make himself available to Teri Hunt, the incoming acting Chief Financial Officer of the Company, or such other Chief Financial Officer of the Company (acting or otherwise) employed at any time during the Consulting Term (the “CFO”), as well as to the Chairman of the Audit Committee, upon reasonable notice and during normal business hours, to consult with the CFO or Audit Committee Chairman, as the case may be, regarding matters within the Consultant’s knowledge, expertise and experience, consistent with the services performed by the Consultant as Chief Financial Officer of the Company, including, without limitation, providing transition services to the incoming CFO, attending such meetings as the Company may reasonably require for proper communication of advice and consultation, cataloging of all items available on Company computers, providing assistance and support to the Company’s worldwide operations, and any other services as reasonably requested by the CFO or Audit Committee Chairman (the “Consulting Services”). More specifically, the Consulting Services may include, without limitation, answering questions from the worldwide accounting staff of the Company and its subsidiaries, providing advice regarding US and international taxes and accounting principles, introduction to all commercial and investment bankers, accountants and attorneys that Consultant has dealt with and provision of all accounting, legal and other background information requested by the Company. The Consultant and Company agree that the Consulting Services shall not include any certifications under the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204), or any management decisions. The Consultant and Company agree that proper performance of the Consulting Services may require up to 20 hours of Consultant’s business time each week during the first six weeks of the Consulting Term and up to 10 hours per week thereafter. The Consultant and Company further agree that the Consulting Services may generally be properly performed remotely via telephonic or electronic communication and that Consultant will not be required to perform any Consulting Services at Company’s offices unless his appearance is requested upon reasonable notice.

3.             Compensation and Reimbursement.

3.1.            Consulting Fee. The Consultant shall receive a bi-weekly consulting fee of $3,846.15 (pro-rated for any partial months) (the “Consulting Fee”) during the Consulting Term. Accordingly, the Consulting Fee for the entire Consulting Term would be $100,000.

3.2.            Health and Medical Benefits. Provided that Consultant timely elects continued COBRA coverage, then, during the Consulting Term, the Company will reimburse Consultant 65% of the COBRA monthly premiums paid by Consultant for such continuation coverage consistent with Consultant’s health care elections in effect immediately prior to the Effective Date. Upon Consultant and his spouse becoming eligible for Medicare, Consultant agrees to use his best efforts to enroll in Medicare and, at that time, the Company will be responsible for reimbursement of the full premium costs of such Blue Cross/Blue Shield Medicare Supplemental insurance coverage during the Consulting Term. In the event that Medicare coverage is obtainable effective as of August 1, 2015, then Consultant shall use his best efforts to obtain such coverage as of such date. Consultant must provide the Company with reasonably prompt documentation evidencing payment of the applicable premiums, and the Company’s reimbursement shall be made within approximately 30 days of its receipt of such documentation. In the event Consultant becomes eligible to participate in another employer’s group health plan, the reimbursement provided pursuant to this Section 3.2 shall immediately cease. Notwithstanding the foregoing, the Company may, at its sole discretion, continue to provide Consultant with his healthcare benefits in effect immediately prior to the Effective Date through July 31, 2015, subject to Consultant paying 35% of the cost of such coverage.

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3.3.            Business Expenses. During the Consulting Term, provided the Consultant obtains the prior written approval of an Authorized Officer of the Company (which approval may be given through electronic communication, such as e-mail), Consultant shall, upon presentation to the Company of reasonable documentation and in accordance with the policies of the Company, be entitled to reimbursement for all direct, out-of-pocket reasonable and necessary business expenses incurred by or charged to the Consultant in or with respect to the performance of the Consulting Services. Payment of such expenses shall be made by the Company within approximately thirty days of receipt of such documentation. “Authorized Officer” shall mean the Chief Executive Officer, President, Chief Financial Officer, any Vice President or the Treasurer of the Company.

4.             Restricted Shares. Notwithstanding anything to the contrary in the award agreement, the 1,500 restricted shares of the Company’s common stock that were granted to the Consultant on January 20, 2015 and are scheduled to vest on January 20, 2016 (the “Restricted Shares”) shall not be forfeited upon the Consultant’s retirement as Chief Financial Officer of the Company, but shall continue to vest during the Consulting Term on the terms and conditions set forth in the award letter as if the Consultant continued as an employee of the Company until the termination of the Consulting Term. Upon termination of the Consulting Term for any reason (except by the Company without Cause (as defined below) or due to the Consultant’s death or Disability (as defined below)), any unvested Restricted Shares shall be forfeited; if the Consultant is terminated by the Company without Cause or due to the Consultant’s death or Disability, the Restricted Shares shall nevertheless continue to vest as provided herein, subject to the Consultant’s continued compliance with Section 6 below.

5.            Termination. The Consulting Term shall terminate automatically upon the Consultant’s death or Disability (as defined below). The Company may terminate the Consulting Term at any time, with or without Cause (as defined below), and the Consultant may terminate the Consulting Term with 30 days’ prior written notice to the Company. Upon the termination of the Consulting Term for any reason, other than by the Company without Cause, the Consultant shall be entitled to (a) payment of any portion of the Consulting Fee that is earned but unpaid as of the termination date and (b) reimbursement of any reimbursable expenses that were incurred in compliance with the terms of Section 3.3 but not reimbursed as of the termination date; the Company shall have no further obligation to pay the Consulting Fee for the period of time after the date of termination of the Consulting Term. Upon termination of the Consulting Agreement by the Company without Cause, then in addition to the aforementioned payments, the Company shall continue to pay the Consulting Fee for the remainder of the Consulting Term. In addition, if the Consulting Term is terminated by the Company without Cause or due to the Consultant’s death or Disability, then, subject to the Consultant’s continued compliance with Section 6 below, the Consultant shall be entitled to continued vesting of the Restricted Shares on the terms set forth in Section 4 above. If the Consulting Term is terminated by the Company for Cause or by the Consultant, then any unvested Restricted Shares shall be forfeited.

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5.1.            Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

(a) “Cause” means (i) Consultant’s failure to substantially perform his duties with the Company, after a written demand for such performance is delivered to Consultant by the Company, which identifies the manner in which Consultant has not performed his duties and Consultant fails to reasonably cure the noticed deficiency within 10 days, (ii) Consultant’s commission of an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) Consultant’s conviction for a felony or pleading nolo contendere to a felony, or (iv) Consultant’s material breach of any provision of this Agreement, after a written notice of such breach is delivered to Consultant by the Company, and Consultant fails to reasonably cure the noticed breach within 10 days.

(b) “Disability” means the Consultant’s inability to perform the Consulting Services for any reason, with or without a reasonable accommodation, for a period of 90 consecutive days or for periods aggregating 120 days in any period of 180 consecutive days.

6.             Restrictive Covenants.

6.1.            Non-Competition/Solicitation/Confidentiality. The provisions of Section 6 of the Employment Agreement shall be deemed incorporated herein by reference as if fully set forth herein. The parties agree that the one year restrictive period referred to therein in respect of non-competition and non-solicitation shall commence as of the Effective Date.

6.2.            Non-Disparagement. The Consultant agrees that, during the Consulting Term and thereafter, he will not defame, disparage or publicly criticize the Company and/or its affiliates and/or its executive officers, directors or management to any person or entity. In addition, the Consultant will not speak in a negative or disparaging manner about the Company and/or its affiliates and/or management or its business to the media, whether electronic, print or otherwise, without the prior written approval of the Company. Nothing herein, however, will prohibit the Consultant from making truthful statements to the extent legally compelled or otherwise required by applicable laws or governmental regulations or judicial or regulatory proceedings.

6.3.            Remedy for Breach. The Consultant acknowledges and agrees that the restrictions set forth or referenced in this Agreement are critical and necessary to protect Company’s legitimate business interests; are reasonably drawn to this end with respect to duration, scope, and otherwise; are not unduly burdensome; are not injurious to the public interest; and are supported by adequate consideration. The Consultant also acknowledges and agrees that, in the event that he breaches any of these restrictive covenants, the Company shall suffer immediate, irreparable injury and will, therefore, be entitled to injunctive relief, in addition to any other damages to which it may be entitled, as well as the costs and reasonable attorneys’ fees it incurs in enforcing its rights under this Agreement (without the requirement of any bond), from a court of competent jurisdiction. The Consultant further acknowledges that (i) any breach or claimed breach of the provisions set forth in this Agreement will not be a defense to the Company’s enforcement of the restrictive covenants under this Agreement, and (ii) the circumstances of the termination of the Consulting Term will have no impact on the Consultant’s obligations to comply with the restrictive covenants under this Agreement.

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6.4.            Severability; Modification. The Consultant acknowledges that the restrictive covenants contained in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any arbitrator or court of competent jurisdiction determines that any such restrictive covenant, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any arbitrator or court determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such arbitrator or court shall reduce such scope to the extent necessary to make such covenants valid and enforceable.

6.5            Reciprocity of Non-Disparagement Clause and Remedies for Breach. In consideration for the covenants made by Consultant in Section 6.3 above, the Company reciprocally agrees that it will direct its directors, officers, and other executives, and otherwise take all reasonable steps to ensure that, during the Consulting Term and thereafter, such individuals will not defame, disparage or publicly criticize Consultant, or speak in a negative or disparaging manner about Consultant to the media, whether electronic, print or otherwise, without his prior written approval. Nothing herein, however, will prohibit Company’s directors, officers, or other executives from making truthful statements to the extent legally compelled or otherwise required by applicable laws or governmental regulations or judicial or regulatory proceedings.

7.            PROPRIETARY INFORMATION. It is contemplated that Consultant shall turnover to the Company all documents, files (both hard and soft), and copies, in whatever form, of any and all Proprietary Information and other properties of the Company and its affiliates which are in Consultant’s possession, custody or control and not needed in respect of the Consulting Services and to the extent not turned over, upon the expiration or earlier termination of the Consulting Term, or at any other time upon request by the Company, the Consultant will promptly deliver to the Company all documents, files (both hard and soft), and copies, in whatever form, including, without limitation, written, printed or electronic, of any and all Proprietary Information. “Proprietary Information” means all information or data with respect to the conduct or details of the businesses of the Company and its affiliates (whether constituting a trade secret or not), including, without limitation, any methods of operation, customers and supplier lists and information, sales data, details of contracts with customers, consultants, suppliers, employees or legal or accounting representatives, finances or other business information, products, prices and pricing policies, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, personnel, competitors, markets, pending or completed acquisitions or dispositions of any company, division, product line or other business unit, results of work performed by Consultant, including all notes, analyses, compilations, studies, and interpretations, or other specialized information or proprietary matters of the Company or any of its affiliates. It is understood that the Proprietary Information will remain the sole property of the Company.

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8.             Consultant’s Release of Company.

8.1.            In further consideration of the payments and benefits described herein and for other good and valuable consideration, Consultant, for and on behalf of himself, his heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, knowingly and voluntarily, hereby waives, remits, releases and forever discharges the Company and its current and former parent corporations, affiliates, subsidiaries, divisions, predecessors, successors and assigns, and their current and former officers, directors, stockholders, employees, agents, attorneys, lenders, investors, servants, insurers and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to herein as the “Released Parties”) of and from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date of the execution of this Agreement, including, but not limited to, any claim that Consultant has asserted, now asserts or could have asserted. Listed below are examples of the statutes under which Consultant agrees not to bring any claim. If the law prohibits a waiver of claims under any such statute, Consultant hereby acknowledges that he has no valid claim under those statutes or that all monies paid hereunder shall be a set-off against any such claim, if a court permits such claim to be asserted. The claims released or acknowledged not to exist include, but are not limited to, any violation of the following:

a.            Title VII of the Civil Rights Act of 1964, as amended;

b.            The Civil Rights Act of 1991;

c.            The Older Workers Benefit Protection Act;

d.            The Fair Labor Standards Act;

e.            The Family Medical Leave Act;

f.            The Equal Pay Act;

g.            Worker's Compensation Laws;

h.            Sections 1981 through 1988 of Title 42 of the United States Code;

i.            The Employee Retirement Income Security Act of 1974;

j.            The Immigration Reform and Control Act;

k.            The Americans with Disabilities Act of 1990;

l.            The Age Discrimination in Employment Act of 1967;

m.            The Workers Adjustment and Retraining Notification Act;

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n.            The Occupational Safety and Health Act;

o.            The Fair Credit Reporting Act;

p.            The Sarbanes-Oxley Act of 2002;

q.            The New York State Executive Law (including its Human Rights Law);

r.            The New York State Labor Law;

s.            The New York wage and wage-hour laws;

t.            The New York City Administrative code (including its Human Rights Law);

u.            Any other federal, state or local civil, whistleblower, discrimination, wage, wage-hour, compensation retaliation, employment, human rights, bias, labor or any other local, state or federal law, regulation or ordinance;

v.            Any amendments to the foregoing laws;

w.            Any benefit, payroll or other plan, policy or program;

x.            Any public policy, contract, third-party beneficiary, tort, or common law obligation; or

y.            Any claim for or obligation to pay for attorneys’ fees, costs, fees, or other expenses.

8.2.            Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event.

8.3.             In addition, Consultant further agrees to release, waive, relinquish and forego all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay and any other damages, benefits, remedies, or relief that he may be entitled to as a result of any prosecution of any administrative agency or commission charge, including but not limited to any charge or complaint against the Released Parties for a claim referred to above.

8.4.            Consultant hereby affirms and acknowledges the following:

a.            Consultant has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any of the Released Parties herein in any forum or form.

b.            With the exception of the benefits due to Consultant pursuant to this Agreement and the salary payment for the period ended on the Effective Date to be made on July 24, 2015 (which shall be inclusive of three weeks of vacation pay), Consultant has been paid and/or has received all compensation, wages and benefit payments, expense reimbursements, benefits, retirement benefits, vacation, bonuses, incentive payments, merit pay, stock grants, stock options and/or reimbursements to which Consultant may be entitled and that no other compensation, wages and benefit payments, expense reimbursements, benefits, retirement benefits, vacation, bonuses, incentive payments, merit pay, stock grants, stock options, restricted stock or reimbursements are due to Consultant. Consultant has been granted any leave to which Consultant was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

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c.             Consultant has not given, sold, assigned or transferred to anyone else, any claim, or a portion of a claim referred to in this Section 8.

d.             Consultant agrees to never to file a lawsuit asserting any claims that are released pursuant to this Section 8.

e.            Consultant has no known workplace injury or occupational disease and has been provided with and/or has not been denied any leave requested under the Family and Medical Leave Act.

f.            Consultant further affirms that Consultant has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud. Consultant and the Company acknowledge that this General Release does not limit either party's right, where applicable, to file or participate in an investigative proceeding of any federal, state or local government agency. To the extent permitted by law, Consultant agrees that if such an administrative claim is made, Consultant shall not be entitled to recover any individual monetary relief or other individual remedies.

8.5.            Consultant understands, agrees, and represents that the covenants made herein and the releases herein executed may substantially affect Consultant’s rights and liabilities and Consultant agrees that the covenants and releases provided herein may not be in Consultant’s best interest. Consultant represents and warrants that, in negotiating and executing this Agreement, Consultant has had an adequate opportunity to consult with competent counsel or other representatives of Consultant's choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein. Consultant acknowledges that Consultant reviewed a copy of this Agreement, and was offered a reasonable period to consider it.

8.6.            CONSULTANT HAS BEEN ADVISED THAT CONSULTANT HAS TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF CONSULTANT’S RECEIPT OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE CONSULTANT SIGNS IT; CONSULTANT MAY SIGN IT EARLIER IF HE WISHES, BUT THE DECISION IS ENTIRELY THE CONSULTANT’S. CONSULTANT MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY CONSULTANT EXECUTES THIS AGREEMENT, AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THAT SEVEN (7) CALENDAR DAY PERIOD.

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ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO THE COMPANY AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR CONSULTING AGREEMENT AND GENERAL RELEASE.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO THE COMPANY OR ITS DESIGNEE, OR MAILED TO THE COMPANY AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS OF EXECUTION OF THIS AGREEMENT. IF THE LAST DAY OF THE REVOCATION PERIOD IS A SATURDAY, SUNDAY OR LEGAL HOLIDAY IN NEW YORK, THEN THE REVOCATION PERIOD SHALL NOT EXPIRE UNTIL THE NEXT FOLLOWING DAY WHICH IS NOT A SATURDAY, SUNDAY OR HOLIDAY.

CONSULTANT HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOOSING AND AT HIS OWN EXPENSE PRIOR TO EXECUTING THIS AGREEMENT. THIS AGREEMENT, AMONG OTHER THINGS, WAIVES RIGHTS THAT CONSULTANT MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (THE “ADEA”).

CONSULTANT AGREES THAT ANY MODIFICATION, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DOES NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE DAY (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS STATED HEREIN, CONSULTANT FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS CONSULTANT HAS OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASED PARTIES.

9.            Company’s Release of Consultant. In further consideration of the releases, covenants, and benefits described herein and for other good and valuable consideration, the Company, on its behalf and on behalf of its successors and assigns, does knowingly and voluntarily, hereby waive, remit, release and forever discharge Consultant and his current and former affiliates, predecessors, successors and assigns, agents, attorneys, insurers and agents thereof, both individually and in their business capacities, of and from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date of the execution of this Agreement, including, but not limited to, any claim that the Company has asserted, now asserts or could have asserted.

10.             Miscellaneous.

10.1.            Continuation of Indemnification Agreement: It is mutually understood and agreed that Consultant shall maintain all rights, remedies, and claims afforded him in Indemnity Agreement entered into between the Company and Consultant as of June 25, 2012 until July 17, 2025, all in accordance with the terms of such Indemnity Agreement. This provision shall not limit any further, additional, or other rights to indemnification that Consultant may have under the Company’s certificate of incorporation, by-laws, under applicable law, or otherwise. This provision shall survive the termination or expiration of this Agreement.

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10.2            Independent Contractor. It is mutually understood and agreed that, in providing the Consulting Services, the Consultant is acting and performing as an independent contractor and not an employee of the Company or any of its affiliates. The Consultant shall not make any representations to being an employee of the Company or any of its affiliates. The Consultant acknowledges and agrees that he is not, nor shall he be, eligible to participate in any employee benefit plan sponsored by the Company, or any of its affiliates, successors and assigns, regardless of the terms of any such plan, during the Consulting Term or as a result of his provision of the Consulting Services, except as otherwise expressly provided in this Agreement.

10.3.            No Authority to Bind the Company. All Consulting Services provided by the Consultant shall be performed by the Consultant directly and independently and not as an agent, employee or representative of the Company. This Agreement is not intended to and does not constitute, create or otherwise give rise to a joint venture, partnership or other type of business association or organization of any kind by or between the Company and the Consultant. Specifically, and without limitation, the Consultant shall have no power or authority to contract for, or bind, the Company or any of its affiliates in any manner.

10.4.            Survival. The respective rights and obligations of the parties hereto shall survive any expiration and/or termination of the Consulting Term and/or this Agreement for any reason to the extent necessary to effect the intended provision of such rights and obligations.

10.5.            Nonassignability. The Consultant may not assign any right or delegate any obligation hereunder. The Company may assign this Agreement or any of the rights herein or delegate any of its obligations herein to any viable affiliate of the Company or any acquirer of all or substantially all of the assets or equity of the Company or any of its direct or indirect subsidiaries without the consent of the Consultant. Any purported assignment or delegation in violation of this Section above shall be void. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, the Consultant, his heirs, executors, administrators and legal representatives and, to the extent permitted under the second sentence of this Section, assignees.

10.6.            Amendment and Waiver. This Agreement may be amended only upon the mutual written consent of the parties hereto. No waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

10.7.            Entire Agreement. This Agreement constitutes the entire agreement between the Consultant and the Company, regarding the subject matter hereof and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the Consultant and the Company regarding such subject matter.

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10.8.            Notices. All notices and other communications under this Agreement shall be effective upon personal or courier delivery, or five (5) days following deposit into the United States mail (certified mail, return receipt requested), addressed to such party at the respective address set forth hereinabove (and in the case of the Company, to the attention of Chief Executive Officer), or at such other address as such party may indicate by written notice to the other party.

10.9.            Governing Law; Arbitration. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without regard to its choice of law principles. Any dispute, controversy or claim of any kind arising under, in connection with, or relating to this Agreement or Consultant’s consulting arrangement with the Company shall be resolved exclusively by binding arbitration. Such arbitration shall be conducted in New York City in accordance with the rules of the American Arbitration Association (“AAA”) then in effect. The costs of the arbitration (fees to the AAA and for the arbitrator(s)) shall be shared equally by the parties, subject to apportionment or shifting in the arbitration award. In addition, the prevailing party in arbitration shall be entitled to reimbursement by the other party for its reasonable attorney’s fees incurred. Judgment may be entered on the arbitration award in any court of competent jurisdiction..

10.10 .            Counterparts. This Agreement may be executed originally or electronically in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of Effective Date set forth above.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name: Title:	Christopher J. Ryan President and CEO

/s/ Gary Pokrassa
GARY POKRASSA

STATE OF NEW YORK	)
) .ss:
COUNTY OF NASSAU	)

On the 22nd day of July, 2015, before me personally came Gary Pokrassa, to me known, and known to me to be the individual described in, and who executed the foregoing Agreement, and duly acknowledged to me that he executed the same.

/s/ Carol Ann Gallo-Russo
Notary Public

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